Exhibit 21.1

Subsidiaries of Maguire Properties, Inc.

Jurisdiction of
Name	Incorporation/ Formation
Maguire Properties - Glendale Center, LLC	California
Maguire Properties - Glendale, LLC	California
MP - Solana Services GP, LLC	California
MP - Solana Services LP, LLC	California
Bunker Hill Junior Mezzanine, LLC	Delaware
Bunker Hill Senior Mezzanine, LLC	Delaware
Library Square Associates, LLC	Delaware
Maguire Partners - 355 S. Grand, LLC	Delaware
Maguire Partners - Plaza Las Fuentes, LLC	Delaware
Maguire Properties - 200 Burchett, LLC	Delaware
Maguire Properties - 3121 Michelson, LLC	Delaware
Maguire Properties - 3161 Michelson, LLC	Delaware
Maguire Properties - 555 W. Fifth Junior Mezzanine, LLC	Delaware
Maguire Properties - 555 W. Fifth Senior Mezzanine, LLC	Delaware
Maguire Properties - 555 W. Fifth, LLC	Delaware
Maguire Properties - 611 N. Brand, LLC	Delaware
Maguire Properties - 700 N. Central, LLC	Delaware
Maguire Properties - 755 S. Figueroa, LLC	Delaware
Maguire Properties - 777 Tower, LLC	Delaware
Maguire Properties - 801 N. Brand, LLC	Delaware
Maguire Properties - 808 S. Olive Junior Mezzanine, LLC	Delaware
Maguire Properties - 808 S. Olive Senior Mezzanine, LLC	Delaware
Maguire Properties - 808 S. Olive, LLC	Delaware
Maguire Properties - Glendale II, LLC	Delaware
Maguire Properties - Irvine MV Campus, LLC	Delaware
Maguire Properties - Irvine MV Development, LLC	Delaware
Maguire Properties - Lantana North, LLC	Delaware
Maguire Properties - Lantana South, LLC	Delaware
Maguire Properties - Mission City Center, LLC	Delaware
Maguire Properties - One Cal Plaza, LLC	Delaware
Maguire Properties - PacArts West, LLC	Delaware
Maguire Properties - Pacific Arts Plaza, LLC	Delaware
Maguire Properties - Pacific Center, LLC	Delaware
Maguire Properties - Park Place Hotel, LLC	Delaware
Maguire Properties - Park Place Master Development, LLC	Delaware
Maguire Properties - Park Place Parking, LLC	Delaware
Maguire Properties - Park Place Shops, LLC	Delaware
Maguire Properties - Park Place SP Development, LLC	Delaware
Maguire Properties - Park Place, LLC	Delaware
MP - Wateridge Plaza Mezzanine, LLC	Delaware
Maguire Properties 350 - S. Figueroa, LLC	Delaware
Maguire Properties Holdings I, LLC	Delaware
Maguire Properties Holdings II, LLC	Delaware
Maguire/Cerritos I, LLC	Delaware
Maguire Properties- Wateridge Plaza, LLC	Delaware
New BHE, LLC	Delaware
North Tower Manager, LLC	Delaware
North Tower Member, LLC	Delaware
North Tower, LLC	Delaware
Maguire Properties Services, Inc.	Maryland
Maguire Properties TRS Holdings, Inc.	Maryland
Maguire Properties, L.P.	Maryland
Maguire Properties - Solana Services, L.P.	Texas